                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
   [_] Preliminary Proxy Statement        [_] Confidential, for Use of the
   [X] Definitive Proxy Statement             Commission only (as permitted by
   [_] Definitive Additional Materials        Rule 14a-6(e)(2)
   [_] Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                               GUEST SUPPLY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
   (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
   (5) Total fee paid:

________________________________________________________________________________
   [_] Fee paid previously with preliminary materials:

________________________________________________________________________________
   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount previously paid:

________________________________________________________________________________
   (2) Form, Schedule or Registration Statement no.:

________________________________________________________________________________
   (3) Filing Party:

________________________________________________________________________________
   (4) Date Filed:

________________________________________________________________________________

                              GUEST SUPPLY, INC.

                                  ___________

                   Notice of Annual Meeting of Shareholders
                          to be held January 20, 2000

                                  ___________

                                                   Monmouth Junction, New Jersey
                                                               December 16, 1999

To the Holders of Common Stock
of GUEST SUPPLY, INC.:

          The Annual Meeting of Shareholders (the "Meeting") of GUEST SUPPLY, INC. (the "Company") will be held at the Novotel Hotel at 100 Independence Avenue in Princeton, New Jersey, on Thursday, January 20, 2000 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          Proposal 1. To elect two Class B directors of the Company for the next three years.

          Proposal 2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG LLP to serve as the Company's independent auditors for the Company's fiscal year ending September 29, 2000.

          Proposal 3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          The close of business on December 1, 1999 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

          By Order of the Board of Directors,



                                      Paul T. Xenis, Secretary

          You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT


          This Proxy Statement, which will be mailed commencing on or about December 17, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Guest Supply, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on January 20, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

          Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Meeting. The delivery of a subsequently dated Proxy will have the effect of revoking an earlier Proxy. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the Meeting in writing at any time prior to the voting of the shares represented by the Proxy.

          At the close of business on December 1, 1999, the record date stated in the accompanying Notice, the Company had outstanding 6,357,860 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

          A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

          Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock present and voting thereon at the Meeting. In the case of a broker non-vote, abstention or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote, abstention or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                   1.   PROPOSAL ONE - ELECTION OF DIRECTORS

          At the Meeting, shareholders will be asked to elect two directors, denominated as Class B directors, to serve for a term of three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which provides for the division of the Board of Directors into three classes with the term of office of the Class B directors expiring at the Meeting. Class C and Class A directors will be elected at the Annual Meetings of Shareholders to be held in 2001 and 2002, respectively. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

          It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the two nominees for Class B director listed in the table under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed not to vote by withholding authority under such Proxy. Such nominees are presently serving as directors. In case either of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominee. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve.

Certain Information Concerning Nominees and Directors
-----------------------------------------------------

          Certain information concerning the nominees for election as Class B directors and the other directors of the Company is set forth below. Such information was furnished by them to the Company.

                                                Shares of Common
                                                Stock Owned Bene-
   Name and Certain                             ficially as of        Percent
   Biographical Information                     November 1, 1999 (1)  of Class
   ------------------------                     -------------------   --------
Nominees for Election as Class B Directors
------------------------------------------
THOMAS M. HAYTHE (Class B director),                164,040 (2)       2.6%
   age 60; Partner, Tory Haythe (law firm)
   from 1982 to December 1999; Director:
   Novametrix Medical Systems Inc.
   (manufacturer of electronic medical
   instruments), Ramsay Youth Services,
   Inc. (provider of youth and educational
   services) and Westerbeke Corporation
   (manufacturer of marine engine products);
   Director of the Company since June 1983.

GEORGE S. ZABRYCKI (Class B director),               34,500 (3)         *
   age 56; President, Milwaukee Seasonings
   (manufacturer of food ingredients) since
   May 1992; Vice President-Business
   Planning, Best Foods Affiliate Group, a
   Division of CPC International, Inc., from

   November 1991 to May 1992; Consultant,
   Aqua-Fab Industries, Inc. from March 1991 to November 1991; President and Chief
   Executive Officer, Heldor Industries,
   Inc. (manufacturer of swimming pools)
   from March 1990 to March 1991; Director
   of Strategic Development, Specialty
   Chemicals Division, Union Carbide
   Corporation from August 1989 to February
   1990; President, Amerchol Corporation
   (manufacturer of specialty chemicals)
   from April 1981 to August 1989; Director of the Company since November 1990.

Other Directors Whose Term of Office Will
Continue After the Meeting
-----------------------------------------

   PETER L. RICHARD (Class A director),                 -0-               -
   age 52; Managing Director, Quasar Corp.
   (investment consultants) since May 1988;
   Private investor from December 1987 to
   May 1988; Senior Vice President,
   Moseley Securities Corporation (formerly
   Moseley, Hallgarten, Estabrook & Weeden
   Inc.) (investment bankers) prior to
   December 1987; Director: New Paraho Corp.
   (oil shale technology); Director of the
   Company since August 1983.

CLIFFORD W. STANLEY (Class C director),             420,338 (4)         6.3%
   age 53; President and Chief Executive
   Officer of the Company since January
   1988; Executive Vice President, Chief
   Financial Officer, Secretary and
   Treasurer of the Company from April 1986
   to January 1988; Vice President -
   Finance of the Company from August 1985
   to April 1986; Vice President and Chief
   Operating Officer, Transfer Print Foils,
   Inc. (hot stamping foils) from 1984 to
   August 1985; Vice President of Finance,
   Permacel Division, Avery International
   from 1982 to 1984; Vice President,
   Johnson & Johnson from 1979 to 1982;
   Director of the Company since January
   1987.

TERI E. UNSWORTH (Class C director),                221,250 (5)         3.4%
   age 48; Vice President - Market
   Development of the Company since May 1985;
   Group Product Director of Vidal Sassoon,
   Inc. from 1983 to 1985; Product Director of
   Vidal Sassoon, Inc. from 1981 to 1983;
   Director of Sales of Vidal Sassoon, Inc.
   from 1979 to 1981; Director of the Company
   since November 1989.

EDWARD J. WALSH (Class A director),
   age 67; President and Chief Executive        110,700 (6)           1.7%
   Officer, Sparta Group Ltd. (business
   consultants) since 1987; President and
   Chief Executive Officer, Officer,
   Armour International (consumer products)
   prior to 1984; Director: The WD-40
   Company and Nortrust of Arizona Holding
   Corporation; Director of the Company
   since November 1987.

___________

*    Less than one percent.

(1) Each of the nominees and the other directors of the Company has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 60,000 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(3) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

(4) Includes 225,000 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(5) Includes 75,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(6) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 67,500 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

          During the past fiscal year, the Board of Directors of the Company met five times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

          The committees of the Board of Directors include a Stock Option Committee, whose members are Messrs. Richard, Walsh and Zabrycki; a Compensation Committee, whose members are Messrs. Haythe, Richard and Zabrycki; an Audit Committee, whose members are Messrs. Richard, Walsh and Zabrycki; an Executive Committee, whose members are Messrs. Haythe, Richard, Stanley and Zabrycki; and a Nominating Committee, whose members are Messrs. Haythe and Stanley and Ms. Unsworth. The Stock Option Committee administers the Company's 1983 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Long Term Incentive Plan and determines the persons who are eligible to receive awards thereunder, the number of shares to be subject to each award and the other terms and conditions upon which awards under such plans are granted and made exercisable. The Stock Option Committee also administers the Company's 1983 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan. The Compensation Committee administers the formulation and submission to the Board of Directors of recommendations on all matters related to the salaries, bonuses, fringe benefits or compensation of any kind of the executives of the Company. The Audit Committee is authorized to meet and discuss with the representatives of any firm of certified public accountants retained by the Company the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee is authorized to make periodic reports to the Board of Directors of the Company of its actions and findings. The Executive Committee is authorized to act in place of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Nominating Committee is authorized to nominate individuals to serve as directors of the Company. The Nominating Committee will not consider nominees recommended by shareholders. The Stock Option Committee met once and the Audit Committee and the Compensation Committee each met twice during the fiscal year ended October 1, 1999. The Nominating Committee and the Executive Committee did not meet during such fiscal year.

          The directors and officers of the Company, other than Messrs. Haythe, Richard, Walsh and Zabrycki, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company.

          On November 15, 1999, Barry Igdaloff resigned from his position as a director of the Company. The vacancy has not been filled and the number of directors of the Company has been fixed at six.

          The Company's Certificate of Incorporation contains a provision, authorized by New Jersey law, which eliminates the personal liability of a director of the Company to the Company or to any of its shareholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith or knowingly violated a law, or obtained an improper personal benefit.

Executive Compensation
----------------------

          The following table sets forth information for the fiscal years ended October 1, 1999, September 30, 1998 and September 30, 1997 concerning the compensation paid or awarded to the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended October 1, 1999.

                          SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                         Annual Compensation    Compensation Awards
                                         -------------------   --------------------
   Name and  Principal                                                                         All Other
         Position           Fiscal Year       Salary         Bonus           Options (#)     Compensation (1)
   -------------------      -----------       ------         -----           -----------     ----------------
Clifford W. Stanley             1999         $264,367        $159,911          30,000             $2,112
  President and Chief           1998          242,961            -               -                 2,112
  Executive Officer             1997          233,617            -               -                 2,112

R. Eugene Biber                 1999         $184,977        $112,789          15,000             $2,500
  Vice President -              1998          173,855            -               -                 2,473
  Operations                    1997          167,168            -             10,000                -

Teri E. Unsworth                1999         $150,294            -               -                $2,003
  Vice President -              1998          169,508            -               -                 1,853
  Market Development            1997          162,989            -               -                 1,798

Paul T. Xenis                   1999         $174,916        $105,840          20,000             $1,615
  Vice President -              1998          153,939            -               -                 1,339
  Finance                       1997          132,163            -               -                 1,295

--------------------------

(1) Amounts under "All Other Compensation" are contributions made by the Company on behalf of the executive officer to the Guest Supply, Inc. 401(k) Plan and Trust.

          The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 1, 1999. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options, which would result in stock prices of approximately $15.58 and $24.80, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 6,576,460 outstanding shares of the Common Stock held by all shareholders as of October 1, 1999, which would total approximately $39,590,289, and $100,225,250 respectively. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       STOCK OPTION GRANTS IN FISCAL 1999

                                                                                                          Potential Realizable Value
                                                                                                             at April 20, 2009 at
                                                                                                            Assumed Annual Rates of
                                                                                                            Stock Price Appreciation
                                                                                                                 for Option Term
                                                                                                            ------------------------
                                                                                                           If Stock At  If Stock At
                                                          Individual Grants                                  $15.58        $24.80
                       ---------------------------------------------------------------------------------   -----------  ------------
                                                % of Total Options
                                               Granted to Employees   Exercise or Base
Name                    Options Granted (#)       in Fiscal Year        Price ($/Sh)    Expiration Date       5%($)        10%($)
------------------------------------------------------------------------------------------------------------------------------------
All Shareholders'             N/A                       N/A                 N/A               N/A          $39,590,289  $100,225,250
Stock Appreciation
Clifford W. Stanley         30,000(1)                  28.6%               $9.56        April 20, 2009     $   180,414  $    457,205
R. Eugene Biber             15,000(2)                  14.3%                9.56        April 20, 2009          90,207       228,602
Paul T. Xenis               20,000(1)                  19.0%                9.56        April 20, 2009         120,276       304,803

          (1) These options become exercisable in cumulative annual installments of 33-1/3% commencing on April 20, 2000.

          (2) These options become exercisable in cumulative annual installments of 20% commencing on April 20, 2000.

          The following table sets forth the number and value, net of exercise price, of shares of Common Stock acquired upon exercise of options and warrants on the date of exercise by the executive officers named in the Summary Compensation Table during the past fiscal year, and the number and value of options and warrants held by such executive officers at October 1, 1999.

                    AGGREGATED OPTION/WARRANT EXERCISES IN
                     THE FISCAL YEAR ENDED OCTOBER 1, 1999
                   AND FISCAL YEAR END OPTION/WARRANT VALUES

                                                                                       Value of Unexercised
                                                           Number of Unexercised          In-the-Money
                                                            Options/Warrants at         Options/Warrants at
                                                            October 1, 1999 (#)        October 1, 1999 ($)(1)
                                                         --------------------------  ---------------------------
                        Shares Acquired
Name                      on Exercise    Value Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
-------------           ---------------  --------------  -----------  -------------  -----------   -------------
Clifford W. Stanley               37,500     $279,686.25      352,500         30,000  $3,164,055.75    $136,875.00
R. Eugene Biber                        0               0       31,000         39,000      41,125.00     110,437.50
Teri E. Unsworth                       0               0      191,250              0   1,812,027.38              0
Paul T. Xenis                     60,000      327,498.00       97,500         20,000     857,186.25      91,250.00

_________________

(1) In-the-money options or warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of such option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of such option or warrant from the aggregate year-end value of the underlying Common Stock.

          On November 1, 1999, the Company purchased 120,000, 40,000 and 35,000 shares of Common Stock from Mr. Stanley, Ms. Unsworth and Mr. Xenis, respectively, at a price of $13.19 per share. The closing price for the Common Stock on October 29, 1999 (the last trading day prior to the purchase) was $13.44 per share.

Employment Agreements
---------------------

          Effective August 1, 1997, the Company entered into employment agreements with each of Clifford W. Stanley, R. Eugene Biber, Teri E. Unsworth and Paul T. Xenis at annual salaries subject to increases at the discretion of the Board of Directors. The term of each employment agreement is for a three-year period with automatic yearly extensions. Mr. Stanley is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, Mr. Biber is Vice President - Operations, Ms. Unsworth is Vice President - Market Development and a director of the Company and Mr. Xenis is Vice President - Finance and Secretary. Each agreement also provides for a cash payment of up to three years' annual salary upon termination by the Company of the employee's employment other than for cause and upon the employee's voluntary termination within one year following certain change of control events involving the Company. In July 1999, the Board of Directors increased Mr. Stanley's salary to $267,000, increased Mr. Biber's salary to $188,000 and increased Mr. Xenis's salary to $177,000. In April 1999, the Board of Directors approved an amendment to Ms. Unsworth's employment agreement reflecting a reduced work schedule for Mr. Unsworth at an annual salary of $100,000. In November 1999, Ms. Unsworth resumed her full-time work schedule at an annual salary of $175,420.

Compensation of Directors
-------------------------

          The Company pays its directors an annual fee of $10,000 and $1,000 for attending each meeting of the Board of Directors of the Company.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

          During 1999, Thomas M. Haythe, a director of the Company and a member of the Compensation Committee, was a partner of the law firm of Tory Haythe, which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Tory Haythe will continue to render legal services to the Company in the future.

          In addition, pursuant to an agreement dated August 6, 1997 between the Company and Thomas M. Haythe (the "Agreement"), Mr. Haythe acts as general counsel for the Company. The Agreement provides, among other things, for the payment of a monthly retainer of $7,500 (credited on a current basis against fees of Tory Haythe for services rendered to the Company) and the payment of up to three years of such retainer upon the termination of the Agreement in the case of certain change of control events involving the Company. The term of the Agreement is for a three-year period with automatic yearly extensions.

Compliance with Section 16(a) of
the Securities Exchange Act of 1934
-----------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended October 1, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

Compensation Committee Report
on Executive Compensation
-------------------------

          The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are:

     . to offer levels of compensation which are competitive with those offered by other companies in similar businesses;

     . to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;

     .    to link compensation with the Company's financial performance; and

     . to align the interests of the Company's executives with the interests of the Company's shareholders.

          There are three components to executive compensation at the Company: base salary, bonus and stock options.

          Base Salary
          -----------

          Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary.

          Executive Bonus Plan
          --------------------

          The Executive Bonus Plan provides the opportunity for participating executive officers to earn additional compensation by achieving specific net income goals. Under the Executive Bonus Plan, the Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific net income objectives. These objectives are established by the Board of Directors at the beginning of each fiscal year based on recommendations from the Chief Executive Officer. For the fiscal year ended October 1, 1999, the following bonuses were earned under this plan: Mr. Stanley
- $159,911; Mr. Biber - $112,789; and Mr. Xenis - $105,840.

          Stock Options
          -------------

          The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's shareholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

          Compensation of Executive Officers
          ----------------------------------

          The Company has employment agreements with each of Clifford W. Stanley, President and Chief Executive Officer, R. Eugene Biber, Vice President
- Operations, Teri E. Unsworth, Vice President - Market Development and Paul T. Xenis, Vice President - Finance. Pursuant to these agreements, the annual base salary of each executive is subject to increases at the discretion of the Board of Directors based upon performance of the Company and performance of the executive. In July 1999, the Board of Directors approved an increase ranging from approximately 4 1/2% to 6% in the base salary payable to each of Clifford
W. Stanley, R. Eugene Biber and Paul T. Xenis.

                                    Compensation Committee

                                    Thomas M. Haythe
                                    Peter L. Richard
                                    George S. Zabryck

Performance Graph
-----------------

          The following performance graph compares the cumulative total shareholder return on the Common Stock to the Dow Jones Industrial Average and to the Standard and Poor's Lodging-Hotels Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Common Stock, the Dow Jones Industrial Average and the Standard and Poor's Lodging-Hotels Index on September 30, 1994 and that all dividends were reinvested.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN

                               COMPARISON GRAPH

                             [GRAPH APPEARS HERE]


                                               Cumulative Total Return
                                    -------------------------------------------
                                        9/94   9/95   9/96   9/97   9/98   9/99

GUEST SUPPLY, INC.                     $ 100  $ 163  $ 105  $ 123  $  94  $ 114

DOW JONES INDUSTRIAL                   $ 100  $ 128  $ 161  $ 221  $ 222  $ 298

S&P LODGING-HOTELS                     $ 100  $ 120  $ 145  $ 193  $ 130  $ 151

Information Concerning Certain Shareholders
-------------------------------------------

          The shareholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of November 1, 1999, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                       Shares of
                                                     Common Stock          Percent
Name and Address                                  Owned Beneficially       Of Class
----------------                                  -------------------  ----------------
Dimensional Fund Advisors Inc.....                         423,450 (1)       6.7%
 1299 Ocean Avenue
 Santa Monica, California 90401

Investment Counselors of..........                         471,000 (2)       7.4%
 Maryland, Inc.
 803 Cathedral Street
 Baltimore, Maryland 21201

Rose Capital......................                         536,637 (3)       8.4%
 2480 Colts Neck Road
 Blacklick, Ohio 43004

Summerset Group LLC...............                         595,900 (4)       9.4%
 1640 Dartmouth Lane
 Deerfield, Illinois 60015

R. Eugene Biber...................                          31,628 (5)        *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Thomas M. Haythe..................                         164,040 (6)       2.6%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Peter L. Richard..................                              -0-           -
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Clifford W. Stanley...............                         420,338 (7)       6.3%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Teri E. Unsworth..................                         221,250 (8)       3.4%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Edward J. Walsh...................                         110,700 (9)       1.7%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Paul T. Xenis.....................                         130,050 (10)      2.0%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

George S. Zabrycki................                          34,500 (11)       *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

All Directors and Officers
 as a Group (eight persons).......                       1,112,506 (5) (6)  15.4%
                                                                   (7)(8)
                                                                   (9)(10)
                                                                   (11)

_______________

*  Less than one percent.

(1) Information as to the holdings of Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), is based upon a report on
     Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 423,450 shares were owned with sole dispositive power and with sole voting power. Dimensional furnishes investment advice to registered investment companies and serves as investment manager to certain other investment vehicles. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares owned by its clients. All 423,450 shares are owned by clients of Dimensional and Dimensional disclaims beneficial ownership of all such shares.

(2) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Investment Counselors of Maryland, Inc., a registered investment advisor. Based upon such information, 471,000 shares were owned with sole dispositive power and sole voting power.

(3) Information as to these holdings is based upon a report on Schedule 13D filed with the Securities and Exchange Commission by Rose Capital, a registered investment advisor. Based upon such information, 536,637 shares were owned with sole dispositive power and sole voting power.

(4) Information as to these holdings is based upon a report on Schedule 13D filed with the Securities and Exchange Commission by Summerset Group LLC, a limited liability company, whose principal business is to invest in and hold securities. This report indicates that 595,900 shares were owned with sole dispositive power and sole voting power.

(5) Includes 31,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Biber.

(6) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 60,000 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(7) Includes 225,000 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(8) Includes 75,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(9) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 67,500 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(10) Includes 97,500 shares issuable upon the exercise of presently exercisable stock options held by Mr. Xenis.

(11) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

                II.    PROPOSAL TWO - RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

          The Board of Directors has selected KPMG LLP to serve as independent auditors for the Company for the fiscal year ending September 29, 2000. The Board of Directors considers KPMG LLP to be eminently qualified.

          Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that shareholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company's fiscal year ending September 29, 2000. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

          A representative of KPMG LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                             III.    OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                             IV.     MISCELLANEOUS

          If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the printed terms of the Proxy, unless the Proxy is properly revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of Class B directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

          All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of, and consultants to, the Company and its subsidiaries personally, by mail or by telephone or facsimile, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

          It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Annual Report on Form 10-K
--------------------------

          A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended October 1, 1999, which is required to be filed with the Securities and Exchange Commission, will be sent without charge to shareholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Guest Supply, Inc., 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

Shareholder Proposals
---------------------

          Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company by August 19, 2000 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals.

          A shareholder otherwise desiring to bring matters before an annual meeting of shareholders must, pursuant to the Company's By-Laws, submit a proposal in writing that is received by the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event that the date of the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the By-Laws provide that notice by a shareholder of a shareholder proposal must be received in writing by the Secretary of the Company on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If any shareholder proposals are presented for action at the Annual Meeting, but are not submitted within the time periods described above, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their judgment.

December 16, 1999

                              GUEST SUPPLY, INC.

           PROXY - Annual Meeting of Shareholders - January 20, 2000

          The undersigned, a shareholder of GUEST SUPPLY, INC., does hereby appoint CLIFFORD W. STANLEY and THOMAS M. HAYTHE, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 20, 2000 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE SIGN         The undersigned hereby instructs said proxies or their
AND DATE ON    substitutes to vote as printed on the reverse on each of the
THE REVERSE    following matters and in accordance with their judgment on any
SIDE AND       other matters which may properly come  before the Meeting:
RETURN
PROMPTLY

  1.  Election of Class B Directors.  FOR all nominees   [_]  WITHHOLD AUTHORITY to vote for all nominees listed  [_]
                                      (except as marked
                                      to the contrary
                                      below)

                              Thomas M. Haythe and George S. Zabrycki

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR EITHER CLASS B NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)


                    __________________________________________________________

  2.  Ratification of appointment of KPMG LLP          FOR       AGAINST   ABSTAIN
      as independent auditors for fiscal 2000.         [_]         [_]       [_]

      The Board of Directors favors a vote "FOR" Items 1 and 2.

               The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1 and 2, they will be voted in favor of the Items 1 and 2.

                                      IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                                 Dated:__________________

                                                 _______________________(L.S.)

                                                 _______________________(L.S.)
                                                 Shareholder(s) Sign Here